EXHIBIT 10.7

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED REVOLVING NOTE

                  FOR VALUE RECEIVED, each of RIVIERA TOOL COMPANY, a Michigan corporation (the "COMPANY") promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "HOLDER") or its registered assigns or successors in interest, the sum of Eight Million ($8,000,000), without duplication of any amounts owing by the Company to the Holder under the Minimum Borrowing Notes (as defined in the Security Agreement referred to below), or, if different, the aggregate principal amount of all outstanding Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on May 17, 2008 (the "MATURITY DATE") if not sooner paid.

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Company and the Holder dated as of the date hereof (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT").

                  The following terms shall apply to this Secured Revolving Note (this "NOTE"):

                                    ARTICLE I
                    CONTRACT RATE AND MINIMUM BORROWING NOTE

                  1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the "PRINCIPAL AMOUNT") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "PRIME RATE"), plus one and one quarter percent (1.25%) (the "CONTRACT RATE"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Subject to Section 1.2, the Contract Rate shall not be less than six and one half percent (6.50%).

                  1.2 Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a "DETERMINATION DATE") and shall be subject to adjustment as set forth herein. If (i) the Company shall have registered the shares of the Common Stock underlying the conversion of each Minimum Borrowing Note and the Option on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "MARKET PRICE") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five
(5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Contract Rate be less than zero percent (0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on June 1, 2005 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise. For the avoidance of doubt, all determinations with respect to market price and trading volume of the Common Stock shall be made based upon information reported by Bloomberg, L.P. on the relevant date(s).

                  1.3 Allocation of Principal to Minimum Borrowing Note. In the event that the amount due and payable hereunder should equal or exceed $2,000,000, to the extent that the outstanding balance on any Minimum Borrowing Note shall be less than or equal $1,000,000 (the difference of $2,000,000 less the actual balance of such Minimum Borrowing Note, the "AVAILABLE MINIMUM BORROWING"), such portion of the balance hereof as shall equal the Available Minimum Borrowing shall be deemed to be simultaneously extinguished on this Note and transferred to, and evidenced by, such Minimum Borrowing Note.

                                   ARTICLE II
                  CONVERSION RIGHTS AND FIXED CONVERSION PRICE

                  2.1   Optional Conversion. Subject to the terms of this
Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or during an Event of Default (as defined in Article
III), and, subject to the limitations set forth in Section 2.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable restricted shares of the Common Stock at the Fixed Conversion Price (defined below). For purposes hereof, subject to Section 3.6 hereof, the initial "FIXED CONVERSION PRICE" means $1.66. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

                  2.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to exercise pursuant to the terms of this Note an amount that would be convertible into that number of shares of Common Stock which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of any option or warrant held by such Holder and 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The limitation described in this Section 2.2 shall automatically become null and void without any notice to the Company upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 65 days prior notice to the Company, except that at no time shall the beneficial ownership exceed 19.99% of the Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $1.10 per share pursuant to the terms of this Note, the Security Agreement, any Ancillary Agreement, the Secured Convertible Term Note made by the Company to the Holder dated the date hereof (as amended, modified and/or supplemented from time to time, the "TERM NOTE"), the Purchase Agreement (as defined in the Term Note) or any Related Agreement (as defined in the Term Note) shall not exceed an aggregate of 754,492 shares of the Company's Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Security Agreement, any Ancillary Agreement, the Term Note, the Purchase Agreement or any Related Agreement together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion or exercise pursuant to the terms of this Note, the Security Agreement, any Ancillary Agreement, the Term Note, the Purchase Agreement or any Related Agreement would exceed the Maximum Common Stock Issuance but for this paragraph, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Shares of Common Stock which may not be issued due to the limitations set forth in this Section 2.2 shall not be deemed to be Conversion Shares under this Note unless and until their issuance is otherwise permitted as contemplated herein.

                  2.3 Mechanics of Holder's Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion is annexed hereto as Exhibit
A. Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) Business Day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) Business Days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

                  2.4 Late Payments. The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company shall pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article II upon conversion of this Note, in the amount equal to $500 per Business Day after the Delivery Date. The Company shall make any payments incurred under this Section in immediately available funds upon demand. Notwithstanding the foregoing, the Company will not owe the Holder any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Holder is forced to purchase (in an open market transaction) which the Holder anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Holder's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

                  2.5 Mechanics of Holder's Conversion. In the event that the Holder converts amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering (by facsimile or email) an executed and completed notice of conversion in substantially the form of Exhibit A hereto (appropriately completed) ("NOTICE OF CONVERSION") to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. The Company shall have two and one half (2.5) hours from the time that such Notice of Conversion is delivered to the Company (which Notice of Conversion shall be delivered via facsimile or email by the Holder to each of Peter Canepa, Kenneth Rieth and John LeHoty) to provide the Holder with written notice (delivered to Holder via facsimile or email) of the Company's decision to purchase the number of shares of Common Stock otherwise deliverable to the Holder pursuant to the Notice of Conversion (the "DESIGNATED Shares") for a purchase price determined by multiplying the Designated Shares by the intraday high price of the Common Stock on the day the Notice of Conversion was submitted to the Company (the "DISPOSITION PRICE"). The Disposition Price shall be paid by the Company to the Holder by wire transfer of immediately available funds within two (2)Business Days of the date of the Notice of Conversion. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). Pursuant to the terms of the Notice of Conversion, the Company shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) Business Days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

                  2.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                        (a) Reclassification. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to, or (ii) immediately after, such reclassification or other change at the sole election of the Holder.

                        (b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                        (c) Share Issuances. Subject to the provisions of this Section 2.6, if the Company shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a Person other than the Holder (except (i) pursuant to Sections 2.6(a) or (b) above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to the Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company) for a consideration per share (the "OFFER PRICE") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset pursuant to the formula set forth below. For purposes hereof, the issuance of any security of the Company convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of such securities pursuant to the formula below.

                  If the Company issues any additional shares of Common Stock for a consideration per share less than the then-applicable Fixed Conversion Price pursuant to this Section 3.6 then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

                             -----------------------------
                                         A + B
        `                    -----------------------------
                             (A + B) + [((C - D) x B) / C]
                             -----------------------------

                        A = Total amount of shares convertible pursuant to the Notes

                        B =  Actual shares sold in the offering

                        C =  Fixed Conversion Price

                        D =  Offer Price

                        (d) Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Section 2.6(c) above, the following shall apply:

                             (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                             (ii)  in the case of the issuance of shares
         of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof); and

                             (iii) upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in subsections (i) and (ii) of this Section 2.6(d)).

                  2.7 Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

                                   ARTICLE III
                EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

                  3.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default ("EVENT OF DEFAULT") hereunder.


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

                  3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding principal balance of this Note in an amount equal to one and one half percent (1.5%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

                  3.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the Ancillary Agreements and all obligations of the Company under the Security Agreement and the Ancillary Agreements, to require the Company to make a Default Payment ("DEFAULT Payment"). The Default Payment shall be one hundred twenty percent (120%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1 Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

                  4.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

                  4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.4 Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

                  4.5 Amendment Provision. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

                  4.6 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

                  4.7 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder the Holder's reasonable costs of collection, including reasonable attorneys' fees.

                  4.8   Governing Law, Jurisdiction and Waiver of Jury Trial.

                        (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                        (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

                        (c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                  4.9   Severability. In the event that any provision of this
Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

                  4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

                  4.11 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Company as more fully described in the Security Agreement, and (ii) pursuant to the Master Security Agreement and the Stock Pledge Agreement, each dated as of the date hereof. The obligations of the Company under this Note shall be guaranteed by each Subsidiary of the Company pursuant to a Subsidiary Guaranty.

                  4.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

       [Balance of page intentionally left blank; signature page follows]



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


                  IN WITNESS WHEREOF, the Company has caused this Secured Revolving Note to be signed in its name effective as of this 17th day of May 2005.



                                       RIVIERA TOOL COMPANY


                                       By:  /s/
                                            ------------------------------------
                                            Name:
                                            Title:


WITNESS:


-----------------------------------

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION
                              --------------------

                  (To be executed by the Holder in order to convert the Secured Revolving Note)

                  The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Secured Revolving Note dated as of May 17, 2005 (the "NOTE") issued by Riviera Tool Company (the "COMPANY") into shares of Common Stock of the Company in accordance with the terms and conditions set forth in the Note, as of the date written below.

Date of Conversion:       _____________________________________________________

Conversion Price:         _____________________________________________________

Shares To Be Delivered:   _____________________________________________________

Signature:                _____________________________________________________

Print Name:               _____________________________________________________

Address:                  _____________________________________________________

Holder DWAC instructions  _____________________________________________________